Exhibit 99.1

SUNSHINE BIOPHARMA REPORTS 2024 SECOND QUARTER RESULTS:

SECOND QTR REVENUES UP 67%, YTD REVENUES UP 61%

FORT LAUDERDALE, FL / ACCESSWIRE / August 19, 2024 / Sunshine Biopharma, Inc. (NASDAQ: “SBFM”) (the “Company”), a pharmaceutical company offering and researching life-saving medicines in a variety of therapeutic areas including oncology and antivirals today announced that it has filed its 2024 second quarter report with the Securities and Exchange Commission. The Company reported gross revenues of $9,303,067 for the three months ended June 30, 2024, a 67% increase over gross revenues of $5,560,865 for same period in 2023. For the six-month period ended June 30, 2024, gross revenues were $16,844,113, compared to gross revenue of $10,454,918 for the same period in 2023, an increase of 61%. These increases are attributable to new product launches and expanded marketing and sales efforts by the Company’s wholly owned Canadian subsidiary, Nora Pharma Inc.

The following are highlights of the Company’s 2024 second quarter results:

•	Sales in the second quarter grew to $9,303,067, compared to $5,560,865 during the same period last year, an increase of 67%.

•	The Company’s second quarter sales of $9,303,067 represent a 23% sequential increase over first quarter sales of $7,541,046.

•	Net loss for the three months ended June 30, 2024, was $(494,300) compared to a net loss of $(902,108) during the same period of 2023, a decrease of 45%.

The following are highlights of the Company’s 2024 year-to-date (YTD) results:

•	In terms of YTD results, sales grew to $16,844,113, compared to $10,454,918 during the same period last year, an increase of 61%.

•	Net loss for the six months ended June 30, 2024, was $(1,778,101) compared to a net loss of $(2,604,538) during the same period of 2023, a decrease of 32%.

•	Shareholders’ Equity grew to $23,489,865, an 11% increase over Shareholders’ Equity at December 31, 2023.

“We are steadily advancing and working tirelessly to achieve our goal of profitability,” said Dr. Steve Slilaty, CEO of Sunshine Biopharma. “Our team is dedicated to implementing innovative strategies and optimizing our operations to ensure sustainable growth. We remain committed to delivering value to our stakeholders and are confident that our efforts will lead us to success.”

The following are key metrics contained in the Company’s Statement of Operations for the three- and six-month periods ended June 30, 2024:

	2024Q2	2023Q2	2024YTD	2023YTD
Sales	$9,303,067	$5,560,865	$16,844,113	$10,454,918
Gross Profit	$2,356,257	$1,952,747	$4,710,594	$3,780,869
General & Administrative Expenses	$3,624,533	$2,966,635	$7,378,640	$6,660,398
Net Loss	$(494,300)	$(902,108)	$(1,778,101)	$(2,604,538)

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About Sunshine Biopharma, Inc.

Sunshine Biopharma currently has 61 generic prescription drugs on the market in Canada and 32 additional drugs scheduled to be launched in the remainder of 2024 and in 2025. Among the new drugs to be launched in 2024 is NIOPEG®, a biosimilar of NEULASTA®. Like NEULASTA®, NIOPEG® is a long-acting form of recombinant human granulocyte colony-stimulating factor (filgrastim). It is indicated to decrease the incidence of infection in patients with non-myeloid malignancies receiving anti-neoplastic therapy.

In addition, Sunshine Biopharma is conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA, an mRNA-Lipid Nanoparticle targeted for liver cancer, and (ii) PLpro protease inhibitor, a small molecule for treatment of SARS Coronavirus infections. For more information, please visit: www.sunshinebiopharma.com.

Safe Harbor Forward-Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts, and assumptions of Sunshine Biopharma, Inc. (the “Company”) that involve risks as well as uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These statements appear in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, including statements related to the Company’s drug development activities, financial performance, and future growth. These risks and uncertainties are further described in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in the Company’s filings with the SEC. Reference is hereby made to cautionary statements and risk factors set forth in the Company’s most recent SEC filings.

For Additional Information:

Sunshine Biopharma Contact:

Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

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